SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [x] Filed by a Party other than the Registrant Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GP STRATEGIES CORPORATION
             --------------------------- --------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:

      (5) Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                            GP STRATEGIES CORPORATION
                              6095 Marshalee Drive
                            Elkridge, Maryland 21075

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held September 14, 2006

To the Stockholders:

    The Annual Meeting of Stockholders of GP Strategies Corporation (the "Company") will be held at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland, on the 14th day of September, 2006, at 10:00 a.m., local time, for the following purposes:

        1. To elect six Directors to serve until the next Annual Meeting and until their respective successors are elected and qualify.

        2. To amend the Amended and Restated Certificate of Incorporation to eliminate the authorized shares of Class B Capital Stock.

        3. To ratify the Board of Directors' appointment of KPMG LLP ("KPMG"), an independent registered public accounting firm, to serve as the Company's independent auditors for the fiscal year ending December 31, 2006.

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record as of the close of business on July 31, 2006 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company at 6095 Marshalee Drive, Suite 300, Elkridge, Maryland.

By Order of the Board of Directors

Lydia M. DeSantis
Secretary

Elkridge, Maryland
August 14, 2006

Whether or not you plan to attend the annual meeting, please fill in, date and sign the enclosed Proxy and return it promptly in the enclosed postage prepaid return envelope.

                            GP STRATEGIES CORPORATION
                              6095 Marshalee Drive
                            Elkridge, Maryland 21075
                                 ---------------

                                                              Elkridge, Maryland
                                                                 August 14, 2006

                                 PROXY STATEMENT

    The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland, on the 14th day of September, 2006, at 10:00 a.m., local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was August 14, 2006.

    Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

    The Proxies in the accompanying form will be voted in accordance with the specifications made and where no specifications are given, such Proxies will be voted FOR the six nominees for election as Directors named herein, FOR the amendment to the Certificate of Incorporation and FOR the ratification of the selection of KPMG as the Company's independent auditors. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware that any other matters are to be presented for action at the meeting. Although it is intended that the Proxies will be voted for the nominees named herein, the holders of the Proxies reserve discretion to cast votes for individuals other than such nominees in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. The Proxies may not be voted for a greater number of persons than the number of nominees named. The election of Directors will be determined by a plurality of the votes of the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, in the case of shares that are present or represented at the Annual Meeting for quorum purposes, not voting such shares for a particular nominee for Director, including by withholding authority on the Proxy, will not operate to prevent the election of such nominee if he otherwise receives a plurality of the votes. For the amendment to the Certificate of Incorporation, the ratification of the selection of the Company's independent auditors and any other item voted upon at the Annual Meeting, the affirmative vote of the holders of shares of Common Stock entitled to cast a majority of the votes present in person or represented by proxy at the Annual Meeting will be required for approval. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

                                VOTING SECURITIES

    The Board of Directors has fixed the close of business on July 31, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding capital stock of the Company on July 31, 2006 consisted of 15,627,221 shares of Common Stock, each entitled to one vote. A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock, representing a majority of the number of votes entitled to be cast. On January 19, 2006, the Company completed a restructuring of its capital stock which had the effect of eliminating all outstanding shares of the Company's Class B Stock. The Company is seeking stockholder approval for an amendment to its Certificate of Incorporation to eliminate the authorized shares of Class B Capital Stock.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth the number of shares of Common Stock beneficially owned as of July 31, 2006 by each person who is known by the Company based on their SEC filings to own beneficially more than 5% of the Company's outstanding Common Stock.


                                                                        Amount and
                               Name and Address                         Nature of                    Percent of
    Title of Class           of Beneficial Owner                    Beneficial Ownership               Class

    Common Stock          Caxton International Limited                1,586,071 shares(1)               10.1%
                          315 Enterprise Drive
                          Plainsboro, NJ 08536

    Common Stock          Pequot Capital Management, Inc.              1,457,440 shares(2)               9.3%
                          500 Nyala Farms Road
                          Westport, CT 06880

    Common Stock          Dimensional Fund Advisors, Inc.              1,198,555 shares(3)               7.7%
                          1299 Ocean Avenue
                          Santa Monica, CA 90401

    Common Stock          Gabelli Asset Management, Inc.               1,220,817 shares(4)               7.4%
                          One Corporate Center
                          Rye, NY 10580

     (1) Based on a Schedule 13G/A filed jointly by Caxton International Limited, GDK, Inc., Caxton Equity Growth LLC, Caxton Associates, LLC, Bruce S. Kovner, and Ross Taylor with the SEC on February 15, 2006.

     (2) Based on a Form 13F filed by Pequot Capital Management, Inc. with the SEC for the quarter ended March 31, 2006.

     (3) Based on a Schedule 13G/A filed by Dimensional Fund Advisors Inc. ("Dimensional") with the SEC on February 6, 2006. Dimensional has informed the Company that the shares are owned by advisory clients of Dimensional and that Dimensional disclaims beneficial ownership of such shares.

     (4) Based on a Schedule 13D filed jointly by GGCP, Inc., MJG Associates, Inc., GAMCO Investors, Inc., Gabelli Funds, LLC, GAMCO Asset Management, Inc. and Mario J. Gabelli with the SEC on January 27, 2006. Includes 983,116 shares issuable upon exercise of warrants to purchase shares of the Company's Common Stock. Mario Gabelli directly or indirectly controls or acts as chief investment officer of the aforementioned entities. See "Certain Transactions."

          SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

    The following table sets forth, as of July 31, 2006, the beneficial ownership of Common Stock, by each Director, each of the named executive officers, and all Directors and executive officers as a group.

                                                Total Number of       Percent of
                                            Shares of Common Stock      Common
                                                 Beneficially            Stock
                                                     Owned             Owned(1)
   Harvey P. Eisen(2)(3)(4)                        353,884(5)            2.3
   Jerome I. Feldman(4)                            671,991(6)            4.3
   Marshall S. Geller(2)(3)(7)                     217,963(8)            1.4
   Scott N. Greenberg(4)                           190,987(9)            1.2
   Richard C. Pfenniger, Jr.(3)(7)                   9,994                *
   Ogden R. Reid(7)                                 16,848(8)             *
   Douglas E. Sharp                                180,117(8)            1.1
   Andrea D. Kantor                                 66,590(8)             *
   Sharon Esposito-Mayer                            38,973(8)             *
   Directors and Executive Officers
    as a Group (11 persons)                      1,835,747(10)          11.3
----------
*Less than one percent.

   (1) Assumes for each beneficial owner and Directors and executive officers as a group that all options are exercised in full only by the named beneficial owner or members of the group and no other options are exercised.

   (2)   Member of the Nominating/Corporate Governance Committee.

   (3)   Member of the Compensation Committee.

   (4)   Member of the Executive Committee.

   (5) Includes 350,000 shares of Common Stock beneficially owned by Bedford Oak Partners, L.P. ("Bedford Oak"). Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak Advisors, LLC, the investment manager of Bedford Oak.

   (6) Includes (i) 1,173 shares of Common Stock held by members of Mr. Feldman's family, (ii) 119,716 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman and
         (iii) 5,275 shares of Common Stock allocated to Mr. Feldman's account pursuant to the provisions of the GP Retirement Savings Plan (the "GP Plan"). Mr. Feldman disclaims beneficial ownership of the 1,173 shares of Common Stock held by members of his family.

   (7)   Member of the Audit Committee.

   (8) Includes 11,972 shares for each of Messrs. Geller and Reid, 148,900 shares for Mr. Sharp, 59,858 shares for Ms. Kantor and 32,683 shares for Ms. Esposito-Mayer, issuable upon exercise of currently exercisable stock options, and 8,443 shares for Mr. Sharp, 512 shares for Ms. Kantor and 6,265 for Ms. Esposito-Mayer allocated pursuant to the provisions of the GP Plan.

   (9) Includes (i) 119,716 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Greenberg, (ii) 7,553 shares of Common Stock allocated to Mr. Greenberg's account pursuant to the provisions of the GP Plan and (iii) 4,000 shares of Common Stock held by members of his family. Mr. Greenberg disclaims beneficial ownership of the 4,000 shares held by members of his family.

   (10) Includes 584,191 shares of Common Stock issuable upon exercise of currently exercisable stock options and 36,801 shares of Common Stock allocated to accounts pursuant to the provisions of the GP Plan.

                              ELECTION OF DIRECTORS

    Six Directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Proxies solicited by this proxy statement may not be voted for a greater number of persons than the number of nominees named. It is intended that these Proxies will be voted for the following nominees, but the holders of these Proxies reserve discretion to cast votes for individuals other than the nominees for Director named below in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. Set forth below are the names of the nominees, the principal occupation of each, the year in which first elected a Director of the Company and certain other information concerning each of the nominees.

    Scott N. Greenberg has been a Director of the Company since 1987, President from 2001 until February 2006 and Chief Executive Officer since April 2005. He was Chief Financial Officer from 1989 until December 2005, Executive Vice President from 1998 to 2001, and Vice President from 1985 to 1998. He has been a Director of GSE Systems, Inc. ("GSE") since 1999 and was a Director of Five Star Products, Inc. ("Five Star") from 1998 to 2003 and a Director of Valera Pharamceuticals ("Valera') until January 2005. Mr. Greenberg has also been a Director and Chief Financial Officer of National Patent Development Corporation ("NPDC") since 2004. Age 49

    Harvey P. Eisen has been a Director since 2002 and Non-Executive Chairman of the Board since April 2005. He has been Chairman and Managing Member of Bedford Oak Management, LLC since 1998. Prior thereto, Mr. Eisen served as Senior Vice President of Travelers, Inc. and of Primerica prior to its merger with Travelers in 1993. Mr. Eisen has over thirty years of asset management experience, is often consulted by the national media for his views on all phases of the investment marketplace, and is frequently quoted in The Wall Street Journal, The New York Times, PensionWorld, U.S. News & World Report, Financial World and Business Week, among others. Mr. Eisen also appears regularly on such television programs as Wall Street Week, CNN, and CNBC. Mr. Eisen is a Trustee of the University of Missouri Business School where he established the first accredited course on the Warren Buffet Principles of Investing. Mr. Eisen has also been a Director of NPDC since August 2004. He is also a Trustee of Rippowam Cisqua School in Bedford, New York and the Northern Westchester Hospital Center. Age 63

    Jerome I. Feldman founded the Company in 1959. He has been Chairman of the Executive Committee since April 2005. He was Chief Executive Officer from 1959 until April 2005, Chairman of the Board from 1999 until April 2005 and President from 1959 until 2001. He has been Chairman of the Board of Five Star since 1994; a Director of GSE since 1994; Chairman of the Board of GSE since 1997; Chairman of the Board and Chief Executive Officer of NPDC since 2004; and a Director of Valera since January 2005. Mr. Feldman is also Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital Foundation. Age 78

    Marshall S. Geller has been a Director of the Company since 2002. Mr. Geller is Co-Founder and Senior Managing Director of St. Cloud Capital, a Los Angeles based private investment fund formed in December 2001. He is also Chairman, Chief Executive Officer and Founding Partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in 1995. Mr. Geller has spent more than forty years in corporate finance and investment banking, including twenty one years as a Senior Managing Director of Bear, Stearns & Co. with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller is currently Non-Executive Chairman of the Board of ShopNBC-ValueVision Media, Inc. (NasdaqNM: VVTV), and serves as a Director of 1st Century Bank, Los Angeles (Nasdaq:FCNA), Blue Holdings, Inc. (NasdaqNM:
BLUE), National Holdings Corp. (NHLD.OB), SCPIE Holdings, Inc. (NYSE: SKP) and is on the Board of Governors of Cedars Sinai Medical Center, Los Angeles. He was previously the Interim Co-Chairman of Hexcel Corporation (NYSE:HXL) and Interim President and Chief Operating Officer of Players International, Inc. Mr. Geller also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles. Age 67

    Richard C. Pfenniger, Jr. has been a Director of the Company since January 2005. Mr. Pfenniger is the Chairman of the Board, President, and Chief Executive Officer of Continucare Corporation, a provider of primary care physician services. Mr. Pfenniger was appointed President and Chief Executive Officer in October 2003 after having served as a member of the board of Continucare since March 2002 and as Chairman since September 2002. Mr. Pfenniger was the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., a provider of career-oriented higher education, from 1997 until June 2003. From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX Corporation, and from 1989 to 1994 he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation, a multi-national pharmaceutical company. Mr. Pfenniger currently serves as a Director of Cellular Technical Services Company, Inc. Age 50

    Ogden R. Reid has been a Director of the Company since 1979. Mr. Reid had been Editor and Publisher of the New York Herald Tribune and of its

International Edition; United States Ambassador to Israel; a six-term member of the United States Congress and a New York State Environmental Commissioner. Mr. Reid is a Director of Valera. Mr. Reid is currently Chairman of the Council of American Ambassadors. Age 81

Corporate Governance

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings. The Board of Directors held fourteen meetings in 2005. All of the Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of Committees of the Board on which they served.

    The non-management Directors meet periodically in executive session. The executive sessions of non-management Directors are to be presided over by the Director who is the Chairman of the Committee responsible for the issue being discussed. The Board intends to schedule at least two executive sessions of non-management Directors each year. However, any Director may request additional executive sessions of non-management Directors to discuss any matter of concern. The Board of Directors has provided the means by which stockholders may send communications to the Board or to individual members of the Board. Such communications should be directed to the Secretary of the Company, 777 Westchester Avenue, White Plains, NY 10604, or by email at ldesantis@genphysics.com, with a copy to the General Counsel at the same address, or by email at akantor@genphysics.com, who will forward them to the intended recipients.

    The Board of Directors reviews the independence of its members on an annual basis. No Director will be deemed to be independent unless the Board affirmatively determines that the Director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board has not adopted any categorical standards of Director independence, however, the Board of Directors employs the standards of independence of the NYSE rules currently in effect in making its determination that a Director qualifies as independent. In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any Director may have with the Company. As a result of its annual review, the Board of Directors has determined that Harvey P. Eisen, Marshall S. Geller, Richard C. Pfenniger, Jr., and Ogden
R. Reid are independent and that Jerome I. Feldman and Scott N. Greenberg are not independent. The Company has Nominating/Corporate Governance, Compensation and Audit Committees and based on these standards, all current members of such Committees are independent.

    The Board of Directors established the Nominating/Corporate Governance Committee, which met twice in 2005. The Nominating/Corporate Governance Committee acts under a written charter, which may be viewed online on the Company's website at www.gpstrategies.com under the "Corporate Governance" section. The members of the Nominating/Corporate Governance Committee are Harvey
P. Eisen and Marshall S. Geller. All members satisfy the independence requirements of the NYSE rules currently in effect. The principal functions of the Nominating/Corporate Governance Committee are to:

(i) develop policies on the size and composition of the Board of Directors; (ii) identify individuals qualified to become members of the Board of Directors; (iii) recommend a slate of nominees to the Board of Directors annually;
(iv) ensure that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors have the benefit of qualified and experienced independent Directors;

(v) review and reassess the adequacy of the Board of Directors' corporate governance principles (which principles may be viewed online on the Company's website at www.gpstrategies.com under the "Corporate Governance" section); and

(vi) advise the full Board of Directors on corporate governance matters.

    When the Board of Directors decides to recruit a new member, it seeks strong candidates who possess qualifications and expertise that will enhance the composition of the Board of Directors. The criteria for selecting new Directors can be viewed online on the Company's website at www.gpstrategies.com under the "Corporate Governance" section. The Board of Directors will consider any such strong candidate provided he or she possesses integrity and ethical character. If the Board of Directors does not believe that a candidate possesses the above personal characteristics, that candidate will not be considered. In recommending candidates for election to the Board of Directors, the Nominating/Corporate Governance Committee considers nominees recommended by Directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Upon selection of a qualified candidate, the Nominating/Corporate Governance Committee would recommend the candidate for consideration by the full Board of Directors.

    To recommend a prospective nominee for the Nominating/Corporate Governance Committee's consideration, stockholders should submit the candidate's name and qualification to the Company's Secretary in writing at 777 Westchester Avenue, White Plains, NY 10604, with a copy to the General Counsel at the same address. When submitting candidates for nomination to be elected at the Company's annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by the Company's By-laws. The Company's By-laws provide that any stockholder wishing to nominate a candidate for Director or to propose other business at an annual meeting of stockholders of the Company must give written notice that is received by the Secretary of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders no later than June 16, 2007 with respect to the 2007 Annual Meeting of Stockholders); provided that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. Such notice must provide certain information specified in the Company's By-laws. Copies of the Company's By-laws are available to stockholders without charge upon request to the Company's Secretary at the Company's address set forth above.

    The Compensation Committee acts under a written charter, which may be viewed online on the Company's website at www.gpstrategies.com under the "Corporate Governance" section. The members of the Compensation Committee are Harvey P. Eisen, Marshall S. Geller and Richard C. Pfenniger, Jr. All members satisfy the independence requirements of the NYSE rules currently in effect. The principal function of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities in respect of the Company's executive officers by:

(i) evaluating the Chief Executive Officer's performance and setting the Chief Executive Officer's compensation based on such evaluation; and

(ii)        developing guidelines and reviewing the compensation and performance of officers of the Company.

    The Compensation Committee administers the Company's Stock Option Plan and Incentive Stock Plan. In 2005, the Compensation Committee formally acted four times through formal meetings and unanimous written consents.

    The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings and acts as an advisory body to the Board of Directors by reviewing various matters prior to submission to the Board. The members of the Executive Committee are Jerome I. Feldman, Scott
N. Greenberg and Harvey P. Eisen. The Committee formally acted twice in 2005 through formal meetings and unanimous written consents.

    The members of the Audit Committee are Ogden R. Reid, Marshall S. Geller and Richard C. Pfeniniger, Jr. All members satisfy the independence and experience requirements of the SEC and the NYSE current listing standards. The Board of Directors has determined that Richard C. Pfenniger, Jr. is the Audit Committee financial expert. The Audit Committee acts under a written charter, which is required to be provided to stockholders every three fiscal years, unless amended earlier. The Audit Committee Charter was amended by the Audit Committee on May 4, 2006 and approved by the Board of Directors at its July 26, 2006 meeting. The amended charter is attached hereto as Annex A. The Audit Committee charter may also be viewed online on the Company's website at www.gpstrategies.com under the "Corporate Governance" section.

    The charter sets forth the responsibilities of the Audit Committee, which include (i) reviewing the independence, qualifications, services, fees and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and quarterly reports and recommendations submitted by the independent auditors, and (v) reviewing the Company's financial reporting, the system of internal financial controls, and accounting policies, including any significant changes, with management and the independent auditors. The Committee met seven times in 2005.

Audit Committee Report

    During the year ended December 31, 2005, the Audit Committee reviewed and discussed the Company's annual and quarterly reports on Forms 10-K and 10-Q, the

Company's earnings releases and the Company's audited financial statements with management and the Company's independent auditors, KPMG, prior to their release. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG their independence and satisfied itself as to the auditor's independence.

    Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. In addition, the Audit Committee approved KPMG as the independent auditors for the Company for the fiscal year 2006.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Ogden R. Reid, Chairman, Marshall S. Geller and Richard C. Pfenniger, Jr.

Policy on Pre-Approval of Services Provided by Independent Auditors

    Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of KPMG are subject to specific pre-approval policies of the Audit Committee. All audit and permitted non-audit services to be performed by KPMG require pre-approval of the Audit Committee or the Chairman of the Audit Committee in accordance with pre-approval policies established by the Audit Committee. The procedures require all proposed engagements of KPMG for services of any kind be directed to the Company's Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any service.

Independent Registered Public Accounting Firms' Fees

    The following table sets forth the fees billed to the Company for the years ended December 31, 2005 and 2004 for professional services rendered by the Company's independent registered public accountants, KPMG LLP:

                                                2005            2004(e)
                                                ----            -------
    Audit Fees (a)...........................$808,000.........$1,020,000
    Audit-Related Fees (b)...................$..50,000........$..216,200
    Tax Fees (c) ............................$  66,000        $  151,500
    All Other Fees (d).......................$..40,000........$    0
------------------
(a) Audit-fees for 2005 consisted of fees for the audit of the Company's consolidated financial statements, including quarterly review services in accordance with SAS No. 100, fees with respect to the audit of Internal Control over Financial Reporting for the Company, and review of SEC reporting matters for the Company. Audit fees for 2004 include GSE. See (e) below.

(b) Audit-related fees consisted of the audit of the financial statement of employee benefit plans and statutory audit services for subsidiaries of GPC in 2005 and 2004, and accounting research for the Company in 2004.

(c)  Includes fees for tax compliance services and research.

(d) Other fees paid to KPMG for 2005 consisted of a SAS 70 Readiness Assessment on the Company's Business Process Outsourcing ("BPO") services. There were no other fees paid to KPMG for 2004 that do not fall into any other specified categories.

(e) The amounts for 2004 include fees for GSE, which was a majority-owned subsidiary of the Company from October 23, 2003 to September 30, 2005. For 2004, audit fees attributable to GSE were $140,000, audit-related fees attributable to GSE were $38,000 and tax fees attributable to GSE were $5,000.

Directors Compensation

    During 2005, Directors who were not employees of the Company or its subsidiaries received an annual fee of $10,000, payable quarterly. At the option of the Director, up to one half of the annual fee could be paid in Common Stock. In addition, the Directors received $1,500 for each meeting of the Board of Directors attended and generally did not receive any additional compensation for service on the Committees of the Board of Directors except as disclosed herein. In 2005, Marshall S. Geller, Richard C. Pfenniger, Jr. and Ogden R. Reid received $25,000, $15,000 and $15,000, respectively, for serving on a Special Committee of the Board of Directors in connection with the repurchases and exchange transactions described in "Certain Transactions - Share Repurchases and Exchanges." Employees of the Company or its subsidiaries do not receive additional compensation for serving as Directors.

    Effective July 1, 2006, each non-employee Director receives an annual retainer of $25,000. At the option of the Directors, up to one-half of the annual retainer may be paid in shares of Common Stock. The Non-Executive Chairman of the Board receives a fee of $40,000, in addition to the non-employee Director annual retainer of $25,000. The Chairman of the Audit Committee receives an annual retainer of $15,000 in addition to the non-employee Director annual retainer of $25,000. Members of the Audit Committee receive a fee of $5,000 in addition to the non-employee Director annual retainer of $25,000. The Chairman of the Compensation Committee receives an annual retainer of $5,000 in addition to the non-employee Director annual retainer of $25,000. Members of the Compensation Committee receive a fee of $2,500 in addition to the non-employee Director annual retainer of $25,000. Each non-employee Director receives compensation of $1,500 for each Board meeting attended and $750 for each Committee meeting, provided however that the Committee meeting does not occur on the same day as a Board meeting.

Executive Compensation

    The following table and notes present the compensation paid by the Company and subsidiaries to its Chief Executive Officer and the Company's other named executive officers.


                           Summary Compensation Table

                                                  Annual Compensation               Long-Term Compensation
                                             ---------------------------------   ------------------------------
                                             -------------- -- ---------------   --------------- - ------------
                                                                                   Restricted      Securities
                                                                                     Stock         Underlying         All Other
                                               Salary              Bonus             Awards          Options        Compensation
Name and Principal Position          Year    -------------          ($)               ($)              (#)               ($)
                                                 ($)
------------------------------     ----------                  ---------------   ---------------   ------------    ----------------
------------------------------     ----------                  ---------------   ---------------   ------------    ----------------

Scott N. Greenberg                   2005      288,852            100,000(1)          --                --             9,003(2)
  Chief Executive Officer            2004      289,296            350,000(3)        296,100(4)          --             8,491(5)
                                     2003      285,500             75,000(6)          --                --            24,584(7)

Douglas E. Sharp                     2005      363,041             85,000(1)          --                --             7,281(8)
  President                          2004      347,517             50,000(9)        239,700(10)         --             6,718(11)
                                     2003      317,725                 --             --                --             5,384(12)

Andrea D. Kantor                     2005      235,932             50,000(13)       150,700(14)                        8,773(15)
  Executive Vice President           2004      221,557             50,000(3)          --                --             8,170(16)
  and General Counsel                2003      218,490                 --             --                --             7,220(17)

Sharon Esposito-Mayer                2005      174,668             75,000(13)       173,305(18)         --             6,437(19)
  Executive Vice President           2004      152,588             50,000(3)          --                --             5,242(20)
  and     Chief     Financial        2003      132,989             25,000(21)         --                --            40,568(22)
Officer

Jerome I. Feldman                    2005      102,708(24)             --             --                --            39,824(25)
  Chairman of the                    2004      504,950          2,000,000(26)         --                --           199,322(27)
  Executive Committee(23)            2003      508,583          3,000,000(26)         --                --            73,271(28)
-----------------------

(1)      Bonus for 2005 pursuant to employment agreement.

(2) Includes a $7,000 matching contribution to the GP Plan and $2,003 for life insurance premiums.

(3)      Discretionary bonus for 2004.

(4) Represents the value of restricted stock based on the closing market price of the Common Stock on the date of grant, March 23, 2005 (the expense was accrued in 2004). Restricted stock was fully vested on the date of grant but contains a restriction on sale until December 31, 2007. Dividends, if any, are paid on the restricted stock. At December 31, 2005, Mr. Greenberg held 42,000 shares of restricted stock with a market value of $342,720.

(5) Includes a $6,500 matching contribution to the GP Plan and $1,991 for life insurance premiums.

(6)      Bonus for 2003 pursuant to employment agreement.

(7) Includes a $6,056 matching contribution to the GP Plan and $1,278 for life insurance premiums. Also includes $17,250 paid to Mr. Greenberg during the year ended December 31, 2003 by GSE as compensation for serving as a Director of GSE. GSE was a majority-owned subsidiary of the Company from October 23, 2003 to September 30, 2005.

(8) Includes a $4,978 matching contribution to the GP Plan and $2,303 for life insurance premiums.

(9)      Bonus for 2004 pursuant to employment agreement.

(10) Represents the value of restricted stock based on the closing market price of the Common Stock on the date of grant, March 23, 2005 (the expense was accrued in 2004). Restricted stock was fully vested on the date of grant but contains a restriction on sale until December 31, 2007. Dividends, if any, are paid on the restricted stock. At December 31, 2005, Mr. Sharp held 34,000 shares of restricted stock with a value of $277,440.

(11) Includes a $4,570 matching contribution to the GP Plan and $2,148 for life insurance premiums.

(12) Includes a $4,271 matching contribution to the GP Plan and $1,113 for life insurance premiums.

(13) Discretionary bonus for 2005.

(14) Represents the value of restricted stock units based on the closing market price of the Common Stock on the date of grant, April 11, 2005. Restricted stock units vested 50% on December 31, 2005 and will vest 50% on December 31, 2006. Vesting accelerates upon a change of control or the sale of the Company. At the time of vesting, restricted stock units are settled in shares of Common Stock, and dividends, if any, are not paid on the restricted stock units until shares of Common Stock are issued. At December 31, 2005, Ms. Kantor held 10,000 non-vested restricted stock units with a value, based on the closing market price of the underlying Common Stock, of $81,600. This does not include 10,000 shares of Common Stock held by Ms. Kantor on December 31, 2005 with a value of $81,600, representing the settlement of the vested portion of restricted stock units granted on April 11, 2005.

(15) Includes a $7,000 matching contribution to the GP Plan and $1,773 for life insurance premiums.

(16) Includes a $6,500 matching contribution to the GP Plan and $1,670 for life insurance premiums.

(17) Includes a $6,076 matching contribution to the GP Plan and $1,144 for life insurance premiums.

(18) Represents the value of restricted stock units based on the closing market price of the Common Stock on the date of grant, April 11, 2005. Restricted stock units will vest 40% on April 5, 2007 and 20% on each of April 5, 2008, 2009, and 2010. Vesting accelerates upon a change of control or the sale of the Company. At the time of vesting, restricted stock units are settled in shares of Common Stock, and dividends, if any, are not paid on the restricted stock units until shares of Common Stock are issued. At December 31, 2005, Ms. Esposito-Mayer held 23,000 non-vested restricted stock units with a value, based on the closing market price of the underlying Common Stock, of $187,680.

(19) Includes a $5,669 matching contribution to the GP Plan and $768 for life insurance premiums.

(20) Includes a $4,572 matching contribution to the GP Plan and $670 for life insurance premiums.

(21) Discretionary bonus for 2003.

(22) Includes a $4,236 matching contribution to the GP Plan, $432 for life insurance premiums and $35,900 of value realized on the exercise of options to purchase shares of the Company's Common Stock pursuant to 1973 Non-Qualified Stock Option Plan.

(23) On April 26, 2005, Mr. Feldman resigned as Chairman of the Board and Chief Executive Officer of the Company and became Chairman of the Executive Committee.

(24) Pursuant to a management services agreement, commencing November 24, 2004, NPDC pays the Company a management fee to cover a portion of the compensation of certain officers of the Company who provide services to NPDC, which included reimbursement of approximately 80% of Mr. Feldman's compensation in 2005. The amount shown in the table is presented net of such reimbursed amounts. Mr. Feldman's gross salary for 2005 was $513,541 before reimbursement from NPDC. See Certain Transactions."

(25) The amount shown in the table is presented net of the amounts reimbursed by NPDC (see (24) above). Mr. Feldman's gross other compensation includes a $5,104 matching contribution to the GP Plan and $194,017 for life insurance premiums, before reimbursement from NPDC.

(26) Bonus earned pursuant to the Incentive  Compensation  Agreement dated
     April 1, 2002, as amended. See "Employment  Agreements -Jerome I. Feldman."

(27) Includes a $4,625 matching contribution to the GP Plan and $194,697 for life insurance premiums.

(28) Includes a $4,404 matching contribution to the GP Plan and $32,867 for life insurance premiums. Also includes $36,000 paid to Mr. Feldman during the year ended December 31, 2003 by GSE as compensation for serving as a Director of GSE. GSE was a majority-owned subsidiary of the Company from October 23, 2003 to September 30, 2005.

                              Option Grants in 2005

     No options were granted to the named executive officers in 2005.

                       Aggregate Option Exercises in 2005
                        And Fiscal Year-End Option Values

The following table and notes contain information concerning the exercise of stock options under the Plan during 2005 and unexercised options under the Plan held at the end of 2005 by the named executive officers. Unless otherwise indicated, options are to purchase shares of Common Stock.


                                Shares                    Exercisable/Unexercisable            Value of Unexercised
                           Acquired on        Value                  Options at              In-the-Money Options at
                              Exercise      Realized      December 31, 2005(#)               December 31, 2005($)(1)
Name                             (#)            ($)       Exercisable Unexercisable          Exercisable Unexercisable
----                             ---            ---       ----------- -------------          ----------- -------------

Scott N. Greenberg              0               0          119,716           0                   577,031         0
Douglas E. Sharp                0               0          130,942          17,958               426,785       80,452
Andrea D. Kantor                0               0           59,858           0                   288,516         0
Sharon Esposito-Mayer           0               0           26,697           5,986               111,397       26,817
Jerome I. Feldman               0               0          119,716           0                   577,031         0
-----------------

(1) Calculated based on $8.16, which was the closing price of the Common Stock as reported by the NYSE on December 30, 2005.

    In addition, Scott N. Greenberg, Andrea D. Kantor and Sharon Esposito-Mayer realized value of $221,029, $19,893 and $1,906, respectively, upon the exercise in 2005 of the remaining options to purchase shares of Millennium Cell, LLC Common Stock, a former affiliated company, granted under the terms of the GP Strategies Millennium Cell, LLC Stock Option Plan.

Compensation Committee Report on Executive Compensation

    The Compensation Committee is responsible for administering the compensation program for the executive officers of the Company. In fiscal 2005, the Compensation Committee consisted of Harvey P. Eisen and Marshall S. Geller and in 2006 Richard C. Pfenniger, Jr. joined the Committee.

    The Compensation Committee's executive compensation policies are designed to offer competitive compensation opportunities for all executives which are based on personal performance, individual initiative, and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

    Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus, and long-term compensation in the form of incentive stock options, non-qualified stock options, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of the Company's Common Stock. The compensation for the executive officers of the Company is determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Company's executive compensation philosophy. Subjective considerations of individual performance are considered by the Compensation Committee in establishing annual bonuses and other incentive compensation.

    The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2005, the Company also made matching contributions to the GP Plan for those participants.

Mr. Greenberg's 2005 Compensation

    Mr. Greenberg's compensation in 2005 was determined principally by the terms of his employment agreement with the Company, which was negotiated with the Compensation Committee. In addition, Mr. Greenberg received a performance bonus of $100,000 payable in 2006 for 2005 pursuant to the terms of his employment agreement with the Company based upon the percentage increase in GPC's EBITDA from GPC's EBITDA for the prior year. See "Employment Agreements-Scott Greenberg."

    Effective June 1, 1999, the Company and Mr. Greenberg entered into an employment agreement, pursuant to which Mr. Greenberg was employed as the Executive Vice President of the Company. Effective June 12, 2001, Mr. Greenberg was elected President of the Company, and effective April 26, 2005, Mr. Greenberg was elected Chief Executive Officer. Mr. Geenberg's employment agreement was extended through June 30, 2008, as described below.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Harvey P. Eisen and Marshall S. Geller

Employment Agreements

    Scott N. Greenberg. As of July 1, 1999, Scott N. Greenberg and the Company entered into an employment agreement pursuant to which Mr. Greenberg was employed as the Executive Vice President of the Company. Effective June 12, 2001, Mr. Greenberg was elected President of the Company, and effective April 26, 2005, Mr. Greenberg was elected Chief Executive Officer. Unless sooner terminated pursuant to its terms, the employment agreement terminated on June 30, 2004, provided that if the employment agreement was not terminated prior to June 30, 2002, the employment agreement would have been extended on June 30, 2002 to June 30, 2005. On April 1, 2002, the Compensation Committee amended Mr. Greenberg's employment agreement, which amendment was ratified unanimously by the Board of Directors on May 3, 2002, with Mr. Greenberg abstaining, to provide that the employment agreement now terminates on June 30, 2007, provided that if the employment agreement was not terminated prior to June 30, 2005, the employment agreement was extended on June 30, 2005 to June 30, 2008. On January 21, 2005, the Compensation Committee amended Mr. Greenberg's employment agreement to provide that the employment agreement now terminates on June 30, 2008.

    Commencing July 1, 1999, Mr. Greenberg's base annual salary was $250,000, with annual increases to be determined by the Board of Directors of not less than the greater of (i) 3% and (ii) the percentage increase in the Consumer Price Index. The Company agreed to pay Mr. Greenberg a signing bonus in 1999 of $300,000, which Mr. Greenberg waived. Mr. Greenberg is entitled to an annual bonus based upon the percentage increase in GPC's earnings before interest, taxes, depreciation and amortization, excluding extraordinary or unusual nonrecurring items of income and expense ("EBITDA"), from GPC's EBITDA for the prior year, up to 50% of his base salary. Pursuant to such provision, Mr. Greenberg received a bonus of $100,000 in 2006 for 2005 and a bonus of $75,000 in 2004 for 2003. Mr. Greenberg received a discretionary bonus of $350,000 in 2005 for 2004 that was in excess of his formula bonus. Pursuant to the employment agreement entered into in 1999, the Company granted Mr. Greenberg under the Company's option plan, options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, the market price on the date of grant, which options expired on June 30, 2004. The Company is required to provide Mr. Greenberg with an automobile and to maintain the existing life and disability insurance covering Mr. Greenberg.

    The Company may terminate the employment agreement for Cause, which is defined as (i) the willful and continued failure by Mr. Greenberg to substantially perform his duties or obligations or (ii) the willful engaging by Mr. Greenberg in misconduct which is materially monetarily injurious to the Company. If the employment agreement is terminated for Cause, the Company is required to pay Mr. Greenberg his full salary through the date his employment is terminated. If Mr. Greenberg's employment is terminated by his death, the Company is required to pay to his spouse or estate his full salary for a period of one year. If, as a result of Mr. Greenberg's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, the Company may terminate his employment. Mr. Greenberg is entitled to receive his full salary during the disability period until his employment is terminated.

    Mr. Greenberg can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company, (ii) a management change in control of the Company, or (iii) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as any of the following, but only if not approved by the Board of Directors, (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, other than a change of control resulting in control by Mr. Feldman or Mr. Greenberg or a group including Mr. Feldman or Mr. Greenberg,
(ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or Mr. Greenberg or a group including Mr. Feldman or Mr. Greenberg, is or becomes the "beneficial owner" (as defined in

Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the Company and its affiliates owning less than a majority of the voting stock of GPC, (iv) the sale of all or substantially all of the assets of GPC, or (v) at any time when there has not been a management change of control of the Company, individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board. A "management change in control" of the Company is defined as (i) an event that would have constituted a change of control of the Company if it had not been approved by the Board of Directors or (ii) a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, resulting in control by a buy-out group including Mr. Feldman but not Mr. Greenberg.

    If the Company wrongfully terminates the employment agreement or Mr. Greenberg terminates the employment agreement for Good Reason (other than as a result of a management change of control), (i) the Company is required to pay Mr. Greenberg his full salary and provide him his benefits through the termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) the Company is required to pay as severance pay to Mr. Greenberg an amount equal to (a) Mr. Greenberg's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (I) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (II) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended; (iii) all options to purchase the Company's Common Stock granted to Mr. Greenberg under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Greenberg's employment by the Company had not terminated and, if Mr. Greenberg's termination is based on a change of control of the Company and Mr. Greenberg elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Greenberg a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over
(b) the aggregate exercise price of the options surrendered; (iv) the Company is required to maintain in full force and effect, for a number of years equal to the greater of (a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (b) three, all employee benefit plans and programs in which Mr. Greenberg was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by the Company, the Company is required to pay all other damages to which Mr. Greenberg may be entitled as a result of such breach.

    If Mr. Greenberg terminates the employment agreement for Good Reason as a result of a management change of control, (i) the Company is required to pay Mr. Greenberg his full salary and provide him his benefits through the termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) the Company is required to pay as severance pay to Mr. Greenberg a lump sum amount equal to twice Mr. Greenberg's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date; (iii) all options to purchase the Company's Common Stock granted to Mr. Greenberg under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Greenberg's employment by the Company had not terminated and, if Mr. Greenberg elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Greenberg a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; and (iv) the Company is required to maintain in full force and effect for two years all employee benefit plans and programs in which Mr. Greenberg was entitled to participate immediately prior to the termination date.

    Notwithstanding the foregoing, the Company shall not be obligated to pay any portion of any amount otherwise payable to Mr. Greenberg if the Company could not reasonably deduct such portion solely by operation of Section 280G.

    Douglas E. Sharp. As of July 1, 1999, Douglas E. Sharp and GPC entered into an employment agreement pursuant to which Mr. Sharp was employed as Group President of GPC. Mr. Sharp was elected President of GPC on September 4, 2002. Unless sooner terminated pursuant to its terms, the employment agreement terminated on June 30, 2004, provided however, that since the employment agreement was not terminated prior to June 30, 2002, the employment agreement provided that it was extended on June 30, 2002 to June 30, 2005. On January 21, 2005, the Compensation Committee amended the employment agreement, to provide that the employment agreement now terminates on June 30, 2008.

    Commencing July 1, 1999, Mr. Sharp's base annual salary was $230,000, with annual increases to be determined by the Board of Directors of GPC of not less than 3%. GPC paid Mr. Sharp a signing bonus in 1999 of $300,000. Mr. Sharp is entitled to an annual bonus based upon the percentage increase in GPC's EBITDA from GPC's EBITDA for the prior year, up to 50% of his base salary. Pursuant to such provision, Mr. Sharp received a bonus of $85,000 in 2006 for 2005 and $50,000 in 2005 for 2004. Pursuant to the employment agreement entered into in 1999, the Company granted Mr. Sharp under the Company's option plan, options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, the market price on the date of grant, which options expired on June 30, 2004. GPC is required to provide Mr. Sharp with an automobile.

    GPC may terminate the employment agreement for Cause, which is defined as
(i) the willful and continued failure by Mr. Sharp to substantially perform his duties or obligations or (ii) the willful engaging by Mr. Sharp in misconduct which is materially monetarily injurious to GPC. If the employment agreement is terminated for Cause, GPC is required to pay Mr. Sharp his full salary through the date his employment is terminated. If Mr. Sharp's employment is terminated by his death, GPC is required to pay to his spouse or estate his full salary for a period of one year. If, as a result of Mr. Sharp's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, GPC may terminate his employment. Mr. Sharp is entitled to receive his full salary during the disability period until his employment is terminated.

    Mr. Sharp can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company, (ii) a management change in control of the Company, or (ii) a failure by GPC to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as any of the following, but only if not approved by the Board of Directors, (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, other than a change of control resulting in control by Mr. Feldman or a group including Mr. Feldman (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or a group including Mr. Feldman, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the Company and its affiliates owning less than a majority of the voting stock of GPC, (iv) the sale of all or substantially all of the assets of the Company, or (v) at any time when there has not been a management change of control of the Company, individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board. A "management change in control" of the Company is defined as (i) an event that would have constituted a change of control of the Company if it had not been approved by the Board of Directors or (ii) a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, resulting in control by a buy-out group including Mr. Feldman.

    If GPC wrongfully terminates the employment agreement or Mr. Sharp terminates the employment agreement for Good Reason, (i) GPC is required to pay Mr. Sharp his full salary and provide him his benefits through the termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) GPC is required to pay as severance pay to Mr. Sharp an amount equal to (a) Mr. Sharp's average annual cash compensation received from GPC during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (I) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and
(II) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended; (iii) all options to purchase the Company's Common Stock granted to Mr. Sharp under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Sharp's employment by GPC had not terminated and, if Mr. Sharp's termination is based on a change of control of the Company and Mr. Sharp elects to surrender any or all of such options to GPC, GPC is required to pay Mr. Sharp a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over
(b) the aggregate exercise price of the options surrendered; (iv) GPC is required to maintain in full force and effect, for a number of years equal to the greater of (a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (b) three, all employee benefit plans and programs in which Mr. Sharp was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by GPC, GPC is required to pay all other damages to which Mr. Sharp may be entitled as a result of such breach.

    Notwithstanding the foregoing, GPC shall not be obligated to pay any portion of any amount otherwise payable to Mr. Sharp if GPC could not reasonably deduct such portion solely by operation of Section 280G.

    The Company guaranteed the performance by GPC of its obligations under Mr. Sharp's employment agreement.

    Andrea D. Kantor. As of May 1, 2001, Andrea D. Kantor and the Company entered into an employment agreement pursuant to which Ms. Kantor was employed as the Vice President and General Counsel of the Company. Unless sooner terminated pursuant to its terms, the employment agreement terminated on June 30, 2004, provided however, that since the employment agreement was not terminated prior to June 30, 2002, the employment agreement provided that it was extended on June 30, 2002 to June 30, 2005. On January 21, 2005, the Compensation Committee amended Ms. Kantor's employment agreement, to provide that the employment agreement now terminates on June 30, 2007.

    Commencing May 1, 2001, Ms. Kantor's base annual salary was $190,000, with annual increases to be determined by the Board of Directors of not less than the greater of (i) 3% and (ii) the percentage increase in the Consumer Price Index. Ms. Kantor is entitled to an annual bonus, as determined by the Board based upon the Company's revenues, profits or losses, financing activities, and such other factors deemed relevant by the Board. Ms. Kantor received a discretionary bonus of $50,000 in 2006 for 2005 and $50,000 in 2005 for 2004. The Company is
required to provide Ms. Kantor with an automobile and to maintain the existing life and disability insurance covering Ms. Kantor.

    The Company may terminate the employment agreement for Cause, which is defined as (i) the willful and continued failure by Ms. Kantor to substantially perform her duties or obligations or (ii) the willful engaging by Ms. Kantor in misconduct which is materially monetarily injurious to the Company. If the employment agreement is terminated for Cause, the Company is required to pay Ms. Kantor her full salary through the date her employment is terminated. If Ms.

Kantor's employment is terminated by her death, the Company is required to pay to her spouse or estate her full salary for a period of one year. If, as a result of Ms. Kantor's incapacity due to physical or mental illness, she is absent from her duties on a full-time basis for the entire period of six consecutive months, and she does not return within 30 days of notice, the Company may terminate her employment. Ms. Kantor is entitled to receive her full salary during the disability period until her employment is terminated.

    Ms. Kantor can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company, (ii) a management change in control of the Company, or (iii) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as any of the following, but only if not approved by the Board of Directors, (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, other than a change of control resulting in control by Mr. Feldman or Mr. Greenberg or a group including Mr. Feldman or Mr. Greenberg,
(ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or Mr. Greenberg or a group including Mr. Feldman or Mr. Greenberg, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the Company and its affiliates owning less than a majority of the voting stock of GPC, (iv) the sale of all or substantially all of the assets of GPC, or (v) at any time when there has not been a management change of control of the Company, individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board. A "management change in control" of the Company is defined as (i) an event that would have constituted a change of control of the Company if it had not been approved by the Board of Directors or (ii) a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, resulting in control by a buy-out group including Mr. Feldman or Mr. Greenberg.

    If the Company wrongfully terminates the employment agreement or Ms. Kantor terminates the employment agreement for Good Reason (other than as a result of a management change of control), (i) the Company is required to pay Ms. Kantor her full salary and provide her benefits through the termination date, and pay her full annual bonus for the calendar year in which termination occurs; (ii) the Company is required to pay as severance pay to Ms. Kantor an amount equal to (a) Ms. Kantor's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (I) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (II) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended; (iii) all options to purchase the Company's Common Stock granted to Ms. Kantor under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Ms. Kantor's employment by the Company had not terminated and, if Ms. Kantor's termination is based on a change of control of the Company and Ms. Kantor elects to surrender any or all of such options to the Company, the Company is required to pay Ms. Kantor a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; (iv) the Company is required to maintain in full force and effect, for a number of years equal to the greater of (a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and
(b) three, all employee benefit plans and programs in which Ms. Kantor was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by the Company, the Company is required to pay all other damages to which Ms. Kantor may be entitled as a result of such breach.

    If Ms. Kantor terminates the employment agreement for Good Reason as a result of a management change of control, (i) the Company is required to pay Ms. Kantor her full salary and provide her benefits through the termination date, and pay her full annual bonus for the calendar year in which termination occurs;
(ii) the Company is required to pay as severance pay to Ms. Kantor a lump sum amount equal to twice Ms. Kantor's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date; (iii) all options to purchase the Company's Common Stock granted to Ms. Kantor under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Ms. Kantor's employment by the Company had not terminated and, if Ms. Kantor elects to surrender any or all of such options to the Company, the Company is required to pay Ms. Kantor a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; and (iv) the Company is required to maintain in full force and effect for two years all employee benefit plans and programs in which Ms. Kantor was entitled to participate immediately prior to the termination date.

    Notwithstanding the foregoing, the Company shall not be obligated to pay any portion of any amount otherwise payable to Ms. Kantor if the Company could not reasonably deduct such portion solely by operation of Section 280G.

    Sharon Esposito-Mayer. As of August 16, 2005, Sharon Esposito-Mayer and GPC entered into an employment agreement pursuant to which Ms. Esposito-Mayer is employed as Executive Vice President of GPC. The employment agreement amended and restated a prior employment agreement between GPC and Ms. Esposito-Mayer dated as of April 11, 2005. Unless sooner terminated pursuant to its terms, the employment agreement terminates on July 31, 2007.

    Commencing April 11, 2005, Ms. Esposito-Mayer's base annual salary was $180,000, with annual increases to be determined by the Board of Directors of not less than the greater of (i) 3% and (ii) the percentage increase in the Consumer Price Index. GPC is required to provide Ms. Esposito-Mayer with an automobile and cellular phone and to maintain the existing life and disability insurance covering Ms. Esposito-Mayer. Ms. Esposito-Mayer received a $75,000 bonus in 2006 for 2005. In addition, Ms. Esposito-Mayer was granted 23,000 Stock Units of the Company's Common Stock pursuant to the Plan. Upon the occurrence of a "Change in Control" or a "Sale of the Company" during the term of the employment agreement, all of Ms. Esposito-Mayer's stock options to purchase the Company's Common Stock will immediately become fully vested and exercisable and all of Ms. Esposito-Mayer's stock units will immediately be paid in unrestricted shares of the Company's Common Stock. For purposes of the employment agreement, a Change in Control is deemed to have occurred if any person who was not on March 18, 2005 a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 15% of more of the combined voting power of the Company's outstanding securities becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities and a "Sale of the Company" is deemed to have occurred if (i) the Company engages in a transaction or series of transactions (including, without limitation, a merger or consolidation) with another corporation, partnership, limited liability company, joint venture, trust or other entity, and the stockholders of the Company immediately prior to such transaction(s) do not, after such transaction(s), hold at least 50% of the voting power of the Company or its successor, (ii) the Company and its affiliates cease to own more than 80% of the voting stock of GPC, (iii) all or substantially all of the assets of the Company, GPC, or the business unit of GPC with regard to which Ms. Esposito-Mayer is assigned are sold, or (iv) the Company's Common Stock is neither listed on a national securities exchange nor authorized to be quoted in an inter-dealer quotation system of a registered national securities association.

    GPC may terminate the employment agreement if (i) Ms. Esposito-Mayer is physically or mentally incapacitated or disabled or otherwise unable fully to discharge her duties for a period of 90 consecutive days, (ii) Ms. Esposito-Mayer is convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) Ms. Esposito-Mayer commits any act or omit to take any action in bad faith and to the detriment of GPC, or
(iv) Ms. Esposito-Mayer (A) willfully and continually fails to perform her duties or obligations under any provision of the employment agreement (other than provisions relating to non-competition, non-solicitation, or protection of confidential information) in any material respect, and does not correct such failure within 10 days after receipt of written notice thereof, or (B) fails to perform her duties or obligations under the provisions of the employment agreement relating to non-competition, non-solicitation, or protection of confidential information in any material respect. Upon such termination, GPC is required to pay Ms. Esposito-Mayer her full salary through the date her employment is terminated.

    Ms. Esposito-Mayer can resign for "Just Cause," which occurs if Ms. Esposito-Mayer resigns within 30 days following (A) GPC, without the express written consent of Ms. Esposito-Mayer, (i) imposing any significant change in Ms. Esposito-Mayer's function, duties, or responsibilities that is not consistent with Ms. Esposito-Mayer being an executive of GPC and failing to rescind or modify such change within 10 business days after receipt of written notice from Ms. Esposito-Mayer, or (ii) failing to make any material payment or provide any material benefit contemplated under the employment agreement to Ms. Esposito-Mayer, and failing to correct any such deficiency within 10 business days after receipt of written notice from Ms. Esposito-Mayer, or (B) GPC breaching any other term of the employment agreement and not correcting such failure or breach within 30 days after written notice from Ms. Esposito-Mayer. If Ms. Esposito-Mayer resigns for Just Cause or GPC wrongfully terminates Ms. Esposito-Mayer's employment, and Ms. Esposito-Mayer is in full compliance with her obligations under the provisions of the employment agreement relating to non-competition, non-solicitation, and protection of confidential information, then for the period that would have been remaining in the term of the employment agreement if Ms. Esposito-Mayer had not so resigned or been terminated or for a period of 6 months after termination (whichever is longer), (1) GPC will continue to pay Ms. Esposito-Mayer her base annual salary at the rate in effect on the date of such employment termination, and (2) Ms. Esposito-Mayer will continue to be eligible to receive such benefits as she would have been entitled to had her employment not terminated. In addition, in such case, for purposes of her stock units, Ms. Esposito-Mayer will be deemed to have been employed by GPC through April 10, 2008. Such benefits will terminate if Ms. Esposito-Mayer does not remain in compliance with the provisions of the employment agreement relating to non-competition, non-solicitation, and protection of confidential information. If Ms. Esposito-Mayer resigns for Just Cause or GPC wrongfully terminates Ms. Esposito-Mayer's employment, and Ms. Esposito-Mayer is not in full compliance with her obligations under the provisions of the employment agreement relating to non-competition, non-solicitation, and protection of confidential information, then GPC is only required to pay Ms. Esposito-Mayer her full salary through the date her employment is terminated.

    If Ms. Esposito-Mayer's employment is terminated by her death, GPC is required to pay to her estate her full salary to the end of the calendar month and for the next two months. In addition, in such case, for purposes of her stock units, Ms. Esposito-Mayer will be deemed to have been employed by GPC through July 31, 2007.

    If the employment agreement expires on July 31, 2007 and during the period commencing on August 1, 2007 and ending on April 10, 2008, (i) (A) Ms. Esposito-Mayer resigns within 30 days following GPC's, without the express written consent of Ms. Esposito-Mayer, (I) imposing any significant change in Ms. Esposito-Mayer's function, duties, or responsibilities that is not consistent with Ms. Esposito-Mayer being an executive of GPC and failing to rescind or modify such change within 10 business days after receipt of written notice from Ms. Esposito-Mayer, or (II) materially reducing Ms. Esposito-Mayer's compensation or benefits from those provided under the employment agreement, and failing to rescind such reduction within 10 business days after receipt of written notice from Ms. Esposito-Mayer, or (B) GPC terminates Ms. Esposito-Mayer's employment for reasons other than (I) Ms. Esposito-Mayer's physical or mental incapacity or disability or other inability to fully to discharge her duties for a period of 90 consecutive days, (II) Ms. Esposito-Mayer is convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime involving moral turpitude, (III) Ms. Esposito-Mayer commits any act or omit to take any action in bad faith and to the detriment of GPC, or
(IV) Ms. Esposito-Mayer fails to perform her duties or obligations to GPC and does not corrects such failure or breach within 10 days after receipt of written notice thereof and (ii) Ms. Esposito-Mayer is in full compliance with her obligations under the provisions of the employment agreement relating to non-competition, non-solicitation, and protection of confidential information, then, for purposes of her stock units, Ms. Esposito-Mayer will be deemed to have been employed by GPC through April 10, 2008. Such benefits will terminate if Ms. Esposito-Mayer does not remain in compliance with the provisions of the employment agreement relating to non-competition, non-solicitation, and protection of confidential information.

    Jerome I. Feldman. As of June 1, 1999, Jerome I. Feldman and the Company entered into an employment agreement pursuant to which Mr. Feldman was employed as President and Chief Executive Officer of the Company until May 31, 2004, unless sooner terminated. Effective June 12, 2001, Mr. Feldman resigned as President of the Company and Scott N. Greenberg was elected to that office. On April 1, 2002, the Compensation Committee extended Mr. Feldman's Employment Agreement until May 31, 2007, which extension was ratified unanimously by the Board of Directors on May 3, 2002, with Mr. Feldman abstaining. Effective April 26, 2005, Mr. Feldman was appointed Chairman of the Executive Committee and Scott Greenberg was elected Chief Executive Officer. Pursuant to a management services agreement, commencing November 24, 2004, NPDC pays the Company a management fee to cover a portion of the compensation of certain officers of the Company who provide services to NPDC, which includes reimbursement of approximately 80% of Mr. Feldman's compensation. See "Certain Transactions."

    Commencing June 1, 1999, Mr. Feldman's base annual salary was $400,000, with annual increases of $25,000. The Company and Mr. Feldman also agreed to negotiate in good faith to formulate an annual incentive based compensation arrangement based on the Company's achieving certain financial milestones which were fair and equitable to Mr. Feldman and the Company and its stockholders. Pursuant to such provision, the Compensation Committee approved an Incentive Compensation Agreement (the "Incentive Agreement") with Mr. Feldman on April 1, 2002, which Incentive Agreement was ratified unanimously by the Board of Directors on May 3, 2002, with Mr. Feldman abstaining.

    Pursuant to the Incentive Agreement, Mr. Feldman, was eligible to receive from the Company up to five payments in an amount of $1 million each, based on the closing price of the Company's Common Stock sustaining or averaging increasing specified levels over periods of at least 10 consecutive trading days. On each of June 11, 2003, July 23, 2003, December 22, 2003, November 3, 2004 and December 10, 2004, Mr. Feldman earned an incentive payment of $1 million. To the extent there were any outstanding loans from the Company to Mr. Feldman at the time an incentive payment was payable, the Company had the right to set-off the payment of such incentive payment first against the outstanding accrued interest under such loans and next against any outstanding principal.

    Each incentive payment was payable on the date earned, except that any incentive payment earned prior to December 31, 2003 is payable on the Company's last payroll date in December. On October 1, 2003, the Incentive Agreement was amended to allow Mr. Feldman to defer receipt of any incentive payment for a period of at least six months. The deferral period will automatically renew unless Mr. Feldman gives a termination notice at least 30 days prior to the expiration of the deferral period. However, no deferral period may end later than May 31, 2007. A deferral notice with respect to any incentive payment earned prior to December 31, 2003 was required to be given prior to December 1, 2003 (which deferral notice was timely given by Mr. Feldman) and a deferral notice with respect to any incentive payment earned on or after December 31, 2003 was required to be given at least five business days prior to the date that such incentive payment was earned (which deferral notice was timely given by Mr. Feldman). Pursuant to such deferral provisions, all five incentive payments are payable in January 2007, unless further deferred. A deferral notice cannot be given, and any deferral period will end, if any outstanding loan from the Company to Mr. Feldman is due and payable and is not otherwise paid. Interest accrues on each deferred amount at the prime rate minus 1%, which is 1% less than the interest rate accrued on the Company's outstanding loans to Mr. Feldman.

    Although any set-off of the payments earned on June 11, 2003, July 23, 2003, December 22, 2003, November 3, 2004 and December 10, 2004 will take place in future periods when such amounts are payable, for accounting purposes, the set-offs will be deemed to have occurred on the dates earned since the Company possesses the right of set-off under the Incentive Agreement. As a result, for accounting purposes only, the Company applied the first $1 million earned by Mr. Feldman against $1 million of accrued interest, the second $1 million against $163,000 of accrued interest and $837,000 of principal, the third $1 million against $64,000 of accrued interest and $936,000 of principal, the fourth $1 million against $86,000 of accrued interest and $914,000 of principal, and the fifth million against $67,000 of accrued interest and $933,000 of principal, which resulted in the outstanding principal balance of the note being reduced, for accounting purposes only, to approximately $619,000 as of December 31, 2004 and December 31, 2005. On January 19, 2006, Mr. Feldman repaid approximately $496,000 of the principal balance of the note.

    Pursuant to the employment agreement entered into in 1999, the Company granted Mr. Feldman under the Company's option plan, options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, which options expired on May 31, 2004. The Company is required to provide Mr. Feldman with an automobile, to pay for country club dues, which membership is to be used primarily to further the Company's business, and to maintain the existing life and disability insurance covering Mr. Feldman. The maturity date of the Company's presently outstanding loans to Mr. Feldman was extended to May 31, 2007, and all contractual restrictions imposed by the Company on the disposition by Mr. Feldman of shares of Class B Stock were terminated. On April 1, 2002, the Compensation Committee amended the Employment Agreement to extend the maturity date of such loans to May 31, 2007, which amendment was ratified unanimously by the Board of Directors on May 3, 2002, with Mr. Feldman abstaining.

    The Company may terminate the employment agreement for Cause, which is defined as (i) the willful and continued failure by Mr. Feldman to substantially perform his duties or obligations or (ii) the willful engaging by Mr. Feldman in misconduct which is materially monetarily injurious to the Company. If the employment agreement is terminated for Cause, the Company is required to pay Mr. Feldman his full salary through the date his employment is terminated. If Mr. Feldman's employment is terminated by his death, the Company is required to pay to his heirs, in a lump sum, an amount equal to his full salary for the period ending May 31, 2007. If, as a result of Mr. Feldman's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, the Company may terminate his employment. Mr. Feldman is entitled to receive his full salary during the disability period until his employment is terminated.

    Mr. Feldman can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company or (ii) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Current Report on Form 8-K ("Form 8-K") pursuant to Section 13 or 15(d) of the Exchange Act, other than a change of control resulting in control by Mr. Feldman or a group including Mr. Feldman, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or a group including Mr. Feldman, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange

Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (iii) at any time individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board. Mr. Feldman has agreed that he will not seek to terminate the employment agreement for Good Reason as a result of no longer serving as President and Chief Executive Officer of the Company or being assigned his present duties.

    If the Company wrongfully terminates the employment agreement or Mr. Feldman terminates the employment agreement for Good Reason, then (i) the Company is required to pay Mr. Feldman his full salary through the termination date; (ii) the Company is required to pay as severance pay to Mr. Feldman an amount equal to (a) Mr. Feldman's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (i) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated and (ii) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated; (iii) all options to purchase the Company's Common Stock granted to Mr. Feldman under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Feldman's employment by the Company had not terminated and, if Mr. Feldman's termination is based on a change of control of the Company and Mr. Feldman elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Feldman a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; (iv) the Company is required to maintain in full force and effect, for a number of years equal to the greater of (a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated and (b) three, all employee benefit plans and programs in which Mr. Feldman was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by the Company, the Company is required to pay all other damages to which Mr. Feldman may be entitled as a result of such breach.

    Notwithstanding the foregoing, the Company shall not be obligated to pay any portion of any amount otherwise payable to Mr. Feldman if the Company could not reasonably deduct such portion solely by operation of Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended.

Certain Transactions

    Share Repurchases and Exchanges

    On January 19, 2006, the Company purchased from (i) EGI-Fund (02-04) Investors, L.L.C. ("EGI") 1,090,000 shares of the Company's Common Stock for a price per share equal to $6.80 and 300,000 shares of the Company's Class B Stock for a price per share equal to $8.30 (the aggregate purchase price paid by the Company to EGI was $9,902,000) and (ii) Bedford Oak 1,031,500 shares of the Company's Common Stock for a price per share equal to $6.80 and 300,000 shares of the Company's Class B Stock for a price per share equal to $8.30 (the aggregate purchase price paid by the Company to Bedford Oak was $9,504,200). Simultaneously with such purchases, Jerome I. Feldman agreed with the Company to exchange 568,750 shares of the Company's Class B Stock for Common Stock, at a rate of one share of Class B Stock for one share of Common Stock, for a price of $1.50 per share exchanged (the aggregate price paid by the Company to Mr. Feldman was $853,125, which Mr. Feldman applied toward repayment of indebtedness owed by him to the Company).

    Harvey Eisen, the Non-Executive Chairman of the Board of the Company, is deemed to have beneficial ownership of the shares owned by Bedford Oak by virtue of his position as managing member of Bedford Oak Advisors, LLC, the investment manager of Bedford Oak. EGI had designated Matthew Zell as a Director of the Company. Mr. Zell resigned from the Board of Directors of the Company simultaneously with such repurchase. Mr. Feldman is the Chairman of the Executive Committee of the Company and the former Chairman of the Board and Chief Executive Officer of the Company. The repurchase and exchange transactions were negotiated and approved by a Special Committee of the Board of Directors.

    Loans

    The Company has made loans to Mr. Feldman, who primarily utilized the proceeds of such loans to exercise options to purchase Class B Stock. Such loans bear interest at the prime rate of Fleet Bank and were secured by the purchased Class B Stock and certain other assets. The largest aggregate amount of indebtedness (including principal and accrued interest) outstanding from January 1, 2005 through March 31, 2006, after giving effect to the application of the five $1 million incentive payments as described under "Employment Agreements - Jerome I. Feldman" and the application of the exchange premium as described above, was $972,000, which was the amount outstanding on December 31, 2005. As of June 30, 2006, the aggregate amount of indebtedness (including principal and accrued interest) outstanding under the loans for accounting purposes only, after giving effect to the application of the five $1 million incentive payments as described under "Employment Agreements - Jerome I. Feldman" and the application of the exchange premium as described above, was approximately $150,000.

    NPDC

    On August 8, 2003, pursuant to a Note and Warrant Purchase Agreement, the Company issued and sold to Gabelli Asset Management, Inc. $7,500,000 aggregate principal amount of 6% Conditional Subordinated Notes due 2008 (the "Notes") and warrants to purchase Company Common Stock. The Notes mature August 2008 with interest at the rate of 6% per annum payable semi-annually commencing on December 31, 2003. The Notes are secured by a mortgage on the Company's former property located in Pawling, New York that was contributed to MXL Industries, Inc. ("MXL") in connection with the spin-off (the "Spin-Off") of NPDC, which occurred on November 24, 2004. MXL, which is now a subsidiary of NPDC, assumed the mortgage, but without liability for repayment of the Notes or any other obligations of the Company under the Note and Warrant Purchase Agreement (other than foreclosure on the property). If there is a foreclosure on the mortgage for payment of the Notes, the Company has agreed to indemnify MXL for the loss of the value of the property.

    Prior to the Spin-Off, NPDC was a wholly-owned subsidiary of the Company. In connection with the Spin-Off and while NPDC was a wholly-owned subsidiary of the Company, the Company and NPDC entered into contracts that govern certain relationships between them. The Company and NPDC believe that these agreements are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

    Certain of the Company's executive officers are also executive officers of NPDC. Such executive officers, who do not receive any compensation from NPDC, provide NPDC with management services under a management agreement between the Company and NPDC entered into while NPDC was a wholly-owned subsidiary of the Company and in connection with the Spin-Off. Services under the management agreement relate to corporate federal and state income taxes, corporate legal services, corporate secretarial administrative support, and executive management consulting. The term of the agreement extends for three years from the date of the Spin-Off, or through November 24, 2007, and may be terminated by either the Company or NPDC on or after July 30, 2006 with 180 days prior written notice, with the exception of the fee relating to Mr. Feldman's services for which NPDC is liable through May 31, 2007.

    Prior to July 1, 2005, under this management agreement, NPDC paid the

Company a management fee to cover an allocable portion of the compensation of these officers, based on the time they spent providing services to NPDC, in addition to an allocable portion of certain other corporate expenses. The Company and NPDC amended the management agreement effective July 1, 2005. Pursuant to the amendment, NPDC pays the Company an annual fee of not less than $970,000 as compensation for the management services, payable in equal monthly installments. The fee includes $698,000 for the period July 1, 2005 through June 30, 2006 relating to the services of Jerome I. Feldman, the Chairman of the Company's Executive Committee, representing approximately 80% of the cost of the compensation and benefits required to be provided by the Company to Mr. Feldman. For the year ended December 31, 2005, NPDC reimbursed the Company approximately $1,141,000 for services under the management agreement.

    NPDC also occupies a portion of corporate office space leased by the Company. NPDC compensates the Company approximately an additional $205,000 annually for use of this space. The Company's lease extends through December 31, 2006.

    While NPDC was a wholly-owned subsidiary of the Company and in connection with the Spin-Off, NPDC had entered into a separate management agreement with the Company pursuant to which NPDC provided certain general corporate services to the Company. Under this management agreement, the Company paid NPDC a management fee to cover an allocable portion of corporate overhead related to services performed by NPDC for the Company and its subsidiaries. Effective as of July 1, 2005, the Company and NPDC terminated this management agreement. For the year ended December 31, 2005, the Company paid NPDC $82,000 for services under the management agreement.

    Under the distribution agreement relating to the Spin-Off, the Company and NPDC each agreed that neither would take any action that might cause the Spin-Off to not qualify as a tax-free distribution. Should one party take an action which causes the Spin-Off not to so qualify, then that party would be liable to the other for any taxes incurred by the other from the failure of the Spin-Off to qualify as a tax-free distribution.

    In connection with the Spin-off, the Company agreed to make an additional capital contribution to NPDC in an amount equal to the first $5 million of any proceeds (net of litigation expenses and taxes incurred, if any), and 50% of any proceeds (net of litigation expenses and taxes incurred, if any) in excess of $15 million, received by the Company from its claims relating to the acquisition by its wholly-owned subsidiary, GPC, of Learning Technologies. In January 2005, the Company made a $5 million additional capital contribution to NPDC pursuant to such agreement. In addition, as of December 31, 2005 and as of the date hereof, the Company had a payable to NPDC of approximately $1,201,000 for an additional capital contribution relating to litigation proceeds in the amount of $9,000,000 received by the Company in December 2005.

    Jerome I. Feldman, the Chairman of the Company's Executive Committee, is also Chairman and Chief Executive Officer of NPDC, as well as Chairman of the Board of Five Star, a subsidiary of NPDC. Scott N. Greenberg, the Company's President and Chief Executive Officer, is a Director and the Chief Financial Officer of NPDC. Andrea D. Kantor, the Company's Executive Vice President and General Counsel, is the Vice President and General Counsel of NPDC. Harvey P. Eisen, a Director of the Company, is also a Director of NPDC.

    GSE

    Pursuant to a management services agreement, the Company provides corporate support services to GSE. GSE pays the Company an annual fee of $685,000 for these services and can terminate the agreement by providing sixty days written notice. The management services agreement can be renewed by GSE for successive one-year terms and was renewed through December 31, 2006. Subsequent to the spin-off by the Company to its stockholders of its 58% interest in GSE effective September 30, 2005, the Company continues to provide GSE with corporate support services through December 31, 2006.

    GSE was an additional borrower under GPC's credit agreement, and the Company also agreed to guarantee GSE's borrowings as part of its fee pursuant to the management services agreement described above. On March 8, 2006, GSE repaid its borrowings of $1,182,000 under GPC's credit agreement and GSE ceased to be a borrower under such agreement.

    Michael Feldman received an annual salary of approximately $110,000 from GSE as Executive Vice President in 2005. Michael Feldman currently receives an annual salary of $110,000 from GSE. Michael Feldman is the son of Jerome I. Feldman, the Chairman of the Company's Executive Committee.

    Jerome I. Feldman, the Chairman of the Company's Executive Committee and the Company's former Chairman of the Board and Chief Executive Officer, is also Chairman of the Board of GSE. Scott N. Greenberg, the Company's Chief Executive, Officer and Director, Douglas Sharp, the President of the Company, Andrea D. Kantor, the Company's Executive Vice President and General Counsel, and Michael Feldman, the son of Jerome Feldman, is each a Director of GSE.

    Guarantees

     The Company guarantees certain operating leases for Five Star's New Jersey and Connecticut warehouses, totaling approximately $1,589,000 per year through the first quarter of 2007. The Company's guarantee of Five Star's leases remained in effect subsequent to the spin-off of NPDC.

     Subsequent to the spin-off of NPDC, the Company continues to guarantee the repayment of two debt obligations of MXL, which are secured by property and certain equipment of MXL. The aggregate outstanding balance as of December 31, 2005 was $1.4 million. The Company's guarantees expire upon the maturity of the debt obligations which are October 1, 2006 and March 31, 2011.

     The Company continued to guarantee GSE's borrowings under GPC's Credit Agreement (for which $1,500,000 is allocated for use by GSE) subsequent to the spin-off on September 30, 2005. As of December 31, 2005, GSE had borrowings of $1,182,000 under the Credit Agreement. In March 2006, GSE repaid its borrowings in full and ceased to be a Borrower under the Credit Agreement.

                      EQUITY COMPENSATION PLAN INFORMATION


    The following is information as of December 31, 2005 about shares of Company Common Stock that may be issued upon the exercise of options, warrants and rights under the Company's Non-Qualified Stock Option Plan, which were not approved by security holders, and 2003 Incentive Stock Plan, which was approved by security holders. For a description of the material terms of the Company's Non-Qualified Stock Option Plan and the Company's 2003 Incentive Stock Plan, see
Note 12 to the Notes to the Consolidated Financial Statements included in the Company's Annual Report for the year ended December 31, 2005.


                                                                                Non-Qualified
                                                                                Stock Option                    Incentive
                                                                                    Plan                       Stock Plan
Plan category:
     Equity compensation plans not approved by security holders:
         (a)      Number of securities to be issued upon exercise
                    of outstanding options(1)                                       1,411,345
         (b)      Weighted average exercise price of outstanding
                    options(1)                                                        $  4.83
         (c)      Number of securities remaining available for
                    future issuance under equity compensation
                    plans (excluding securities reflected in row
                    (a))(2) 1,331,094

     Equity compensation plans approved by security holders:
         (a)      Number of securities to be issued upon exercise
                    of outstanding options, warrants and rights(3)                                                268,000
         (b)      Weighted average exercise price of outstanding
                    options, warrants and rights(3)
         (c)      Number of securities remaining available for
                    future issuance under equity compensation plans                                             1,732,000

(1) Does not include warrants to purchase 300,000 shares of Common Stock with an exercise price of $2.67 per share, as adjusted following the spin-offs of NPDC and GSE, and warrants to purchase 984,116 shares issued and sold to four Gabelli funds in conjunction with the 6% Conditional Subordinated Notes due 2008 at an exercise price of $5.85 per share, as adjusted following the spin-offs of NPDC and GSE.

(2) Does not include shares of Common Stock that may be issued to Directors of the Company as Director fees.

(3) The Plan is the Company's 2003 Incentive Stock Plan and includes restricted stock awards. The restricted stock grants were not included in the calculation of the weighed average exercise price.

                                PERFORMANCE GRAPH

    The following table compares the performance of the Common Stock for the periods indicated with the performance of the Hemscott Group Index for Education and Training Services and the NYSE Market Index assuming $100 were invested on December 31, 2000 in the Common Stock of the Hemscott Group Index for Education and Training Services and the NYSE Market Index. This chart does not reflect the Company's dividend to its shareholders of shares of NPDC in November 2004 and shares of GSE in September 2005. Values are as of December 31 of the specified year assuming that all dividends were reinvested:

[GRAPHIC O[OBJECT OMITTED]


                                               Base Period
         Company/Index Name                      Dec 2000      Dec 2001    Dec 2002   Dec 2003    Dec 2004     Dec 2005
         ------------------------------------ --------------- ----------- ----------- ----------- ----------- -----------

         GP Strategies                            $100.00      $  88.11   $  117.09   $  185.49     $172.73     $189.20
         ------------------------------------ --------------- ----------- ----------- ----------- ----------- -----------
         Education & Training Services             100.00        109.78      116.90      192.88      203.74      178.58
         ------------------------------------ --------------- ----------- ----------- ----------- ----------- -----------
         NYSE Market Index                         100.00         91.09       74.41       96.39      108.85      117.84
         ------------------------------------ --------------- ----------- ----------- ----------- ----------- -----------


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, and to furnish such reports to the Company.

    Based solely on a review of copies of such reports for 2005, the Company believes that during 2005 all reports applicable to its officers, Directors and greater than 10% beneficial owners were filed on a timely basis, except that Messrs. Eisen, Geller, Pfenniger and Reid inadvertently filed the incorrect form reporting the receipt of shares constituting Director's fees and have corrected such filings, and Ms. Kantor filed one late report.

                       CODE OF BUSINESS CONDUCT AND ETHICS

    The Company has adopted a Code of Business Conduct and Ethics for Directors, officers and employees of the Company and its subsidiaries, including, but not limited to, the Chief Executive Officer, the Chief Financial Officer, the Director of Financial Reporting and other senior managers in the accounting and finance department of the Company and its subsidiaries. A copy of this Code of Business Conduct and Ethics can be found on our website at www.gpstrategies.com. If the Company makes any substantive amendments to the Code of Ethics for its executive officers or Directors or grants any waiver from a provision of the Code of Ethics for its executive officers or Directors, the Company will within five (5) business days disclose the nature of such amendment or waiver in a Report on Form 8-K or on its website at www.gstrategies.com.

       PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE AUTHORIZED SHARES OF CLASS B CAPITAL STOCK

     On January 19, 2006, the Board of Directors approved, subject to stockholder approval submitted hereby, a proposal to amend Article Fourth of the Amended and Restated Certificate of Incorporation (the "Charter') to eliminate the authorized shares of Class B Capital Stock (the "Amendment").

     A Special Committee of the Board of Directors recommended that the Company amend its Charter to delete all references to Class B Stock. The Board of Directors believes that the elimination of the authorized shares of Class B Capital Stock is the final step in the Company's restructuring of its capital stock, which included the repurchase and exchange of its outstanding Class B shares. The Company believes that the elimination of the outstanding Class B shares in January 2006 will improve corporate governance and will enable the Company to attract institutional investors that generally do not invest in corporations with outstanding supervoting stock.

     A form of the Certificate of Amendment is attached hereto as Annex B.

                                  VOTE REQUIRED

     In order to effect the Amendment, the Amended and Restated Certificate of Incorporation must be amended, which requires under Delaware law, the affirmative vote of holders of a majority of the outstanding shares of Common Stock. The Board of Directors recommends that you vote FOR the proposal to effect the Amendment.

  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The Audit Committee has recommended, and the Board of Directors has selected, the firm of KPMG, an independent registered public accounting firm, to serve as independent auditors for the Company and its subsidiaries for the year ending December 31, 2006. KPMG has audited the accounts of the Company since 1970. KPMG has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, Director, officer or employee. The stockholder's ratification of the appointment of KPMG will not impact the Audit Committee's responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

    A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

    Stockholders may present proposals for inclusion in the Company's proxy statement for the 2007 Annual Meeting of Stockholders provided they are received by the Company no later April 16, 2007 (or, if the date of the 2007 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2006 Annual Meeting of Stockholders, a reasonable time before the Company begins to print and mail its proxy materials for the 2007 Annual Meeting of Stockholders) and are otherwise in compliance with applicable SEC regulations. In addition to the above requirements, the Company's By-laws provide that any stockholder wishing to nominate a candidate for Director or to propose other business at an annual meeting of stockholders of the Company must give written notice that is received by the Secretary of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (no later than June 16, 2007 with respect to the 2007 Annual Meeting of Stockholders); provided that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. Such notice must provide certain information specified in the Company's By-laws. Copies of the Company's By-laws are available to stockholders without charge upon request to the Company's Secretary at the Company's address set forth above.

                                  ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended December 31, 2005, which is not a part of the proxy soliciting materials, was mailed to the Company's stockholders on approximately April 30, 2006.

                                     GENERAL

    So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                              COST OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. It is expected that the solicitations will be made primarily by mail, but employees or representatives of the Company may also solicit proxies by telephone and in person, and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals at the expense of the Company.

Lydia M. DeSantis
Secretary

                                                                       Annex A
                             AUDIT COMMITTEE CHARTER

I.       Overview.

         The Audit Committee is appointed by the Board of Directors (the "Board") to be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and to assist in Board oversight of: (1) the integrity of the financial statements of the Company; (2) the adequacy of the Company's system of internal controls; (3) the compliance by the Company with legal and regulatory requirements; (4) the qualifications and independence of the Company's independent auditors; and (5) the performance of the Company's independent and internal auditors. The Audit Committee shall have the authority to engage, and obtain advice and assistance from, outside legal, accounting and other advisers, and the Company shall provide appropriate funding therefor as determined by the Audit Committee.

II.      Committee Membership.

         The Audit Committee of the Board shall consist of a minimum of three Directors. The members shall be appointed by the Board and may be removed by the Board in its discretion. The members shall, in the judgment of the Board of Directors, meet the independence, experience and expertise requirements of the applicable provisions of the federal securities laws and the NYSE listing standards for Audit Committee members and, at least one member, in the judgment of the Board of Directors, shall be an Audit Committee "financial expert" as that term is defined by applicable Securities and Exchange Commission and NYSE rules and regulations.

III.     Committee Powers, Authority, Duties and Responsibilities.

A.       Approval of Audit and Non-Audit Services.

         o The Audit Committee shall have the sole authority to appoint the independent auditors of the Company, approve the compensation and engagement terms of the independent auditors, and discharge or replace the independent auditors.

         o The Audit Committee shall pre-approve all permitted non-audit services to be performed by the independent auditors and establish policies and procedures for the engagement by the independent auditors to provide permitted audit and non-audit services. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors.

B.       Independent Auditor Evaluation.

         o The Audit Committee shall receive from, and discuss with, the independent auditors, periodic reports, at least annually regarding: the auditors' independence; the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditors and the Company.

         o The Audit Committee shall evaluate the performance of the independent auditors at such times as are appropriate.

         o The Audit Committee will oversee Company hiring policies for former employees of the independent auditors.

C.       Planning and Reviewing Auditing Activities.

         o The Audit Committee shall meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit and other examinations or reviews of the Company's quarterly, annual and other financial information.

         o The Audit Committee shall also review with management and the independent auditors the coordination of audit efforts to assess completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources.

         o In connection with the annual audit, the Audit Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered (including any restrictions on the scope of the auditors' activities and access to required information, and any significant disagreements with management) and any management letter provided by the auditors and management's response to any such problems or difficulties and to any management letter.

         o The Audit Committee shall review major changes to the Company's auditing and accounting principles and practices suggested by the independent auditors or management.

         o The Audit Committee shall inquire of management, internal auditors and the Company's independent auditors concerning any deficiencies in the Company's policies and procedures that could materially adversely affect the adequacy of internal controls and the financial reporting process, including management reports and review the timeliness and reasonableness of proposed corrective actions.

         o The Audit Committee shall review the appointment and replacement of the senior internal auditing executive, if any.

         o The Audit Committee should review with outside auditors the scope of the internal audit function.

D. Review of Unaudited and Audited Financial Statements, Earnings Releases, Preparation of Proxy Disclosure.

         o The Audit Committee shall review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices, the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition," the adequacy of internal controls that could significantly affect the Company's financial statements, any material correcting adjustments that have been identified by the independent auditors, any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities and other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees.

         o The Audit Committee shall determine whether to recommend to the Board that the annual audited financial statements be included in the Company's annual report on Form 10-K.

         o The Audit Committee shall review analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices in connection with the preparation of the Company's financial statements and the ramifications of the use of alternative disclosures and treatments, the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

         o The Audit Committee shall meet periodically with management and the independent auditors to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee shall also review and evaluate the Company's processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.

         o The Audit Committee shall review with management and the independent auditors the Company's quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in the Company's Form 10-Q's.

         o The Audit Committee shall review with management and the independent auditors, as appropriate, earnings press releases and financial information or earnings guidance provided to analysts or rating agencies.

         o The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and shall receive the information to be provided by the independent auditors for inclusion in the proxy statement, including with regard to fees relating to the audit.

E.         Review of Conflicts of Interest.

         o The Audit Committee shall review all related party transactions and similar matters to the extent required by the NYSE's listing standards to be approved by an Audit Committee or comparable body.

F. Compliance with Law and the Procedures for Handling complaints about Accounting Matters.

         o The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         o The Audit Committee shall review with the Board as necessary in the Audit Committee's judgment the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct, if any.

         o The Audit Committee shall discuss with the independent auditors any information brought to its attention by the auditors regarding potential illegal acts and shall handle such information as required by appropriate law.

         o The Audit Committee shall review with the Company's general counsel material legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from external counsel, regulators or governmental agencies.

G. Periodic Reports to the Board, Executive Sessions and Annual Review.

         o The Audit Committee shall make a report to the Board at the next regularly scheduled meeting following a meeting of the Audit Committee accompanied by any recommendation to the Board.

         o The Audit Committee shall meet at least annually with the chief financial officer, and the general counsel, and the independent auditors, each in separate executive sessions.

         o The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         o  The Audit Committee shall annually review its own performance.

H.       Conducting or Authorizing Investigations.

         o The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities.

         o The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigations.

         o The Audit Committee may ask members of management or others to attend its meetings and provide pertinent information as necessary.

IV.      Responsibilities of Others.

                  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company Code of Conduct, if any.

As amended and approved by the Board of Directors and effective on July 26, 2006.

                                                                       Annex B


                      AMENDMENT TO THE AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION


                                 ARTICLE FOURTH


         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares of which forty million (40,000,000) are to be Common Stock with a par value of One Cent ($.01) per share (hereinafter called the "Common Stock") and of which ten million (10,000,000) shares are to be Preferred Stock with a par value of One Cent ($.01) per share (hereinafter called the "Preferred Stock"), to be issued in such series and with such terms and conditions as the Board of Directors may determine.

         (a) In any and all matters requiring the vote or consent of the stockholders of the Corporation, each issued and outstanding share of Common Stock shall be entitled to one (1) vote.

         (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

                  (1) the distinctive designation of, and the number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series may be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation, or on any series of the Preferred Stock or of any other class or classes of stock of the Corporation, or on any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

                  (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, or of any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

                  (4) whether shares of the series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                  (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

                  (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the



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right, voting as a series by itself or together with other series by itself or together with other series of the Preferred Stock or all series of the Preferred Stock as a class, (i) to vote more or less than once vote per share on any or all matters voted upon by the shareholders, (ii) to elect one or more Directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

         (c) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article FOURTH and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

         (d) Shares of Common Stock and Preferred Stock (subject to the provisions of paragraph (c) of this Article FOURTH) of the Corporation may be issued by the Corporation, from time to time, for such consideration, wholly or partly, in cash, labor done, personal property, or real property or leases thereof, as may be determined, from time to time, by the Board of Directors, and such determination by the Board of Directors shall be final and conclusive. All shares of Common Stock and Preferred Stock of the Corporation issued as herein provided shall be deemed fully paid stock and not liable for any further call or assessment thereon, and the holder of such shares shall not be liable for any further payments in respect thereto.

         (e) No holder of any of the shares of stock of the Corporation of any class shall be entitled, as such holder, to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock or carrying any right to purchase stock may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in exercise of its discretion.

                            GP STRATEGIES CORPORATION

COMMON STOCK              Annual Meeting of Stockholders                 PROXY
                          To Be Held September 14, 2006
           This proxy is solicited on behalf of the Board of Directors

         Revoking any such prior appointment, the undersigned, a stockholder of GP Strategies Corporation, hereby appoints Harvey P. Eisen and Scott N. Greenberg, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland on September 14, 2006, at 10:00 a.m., local time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

         This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted For proposals 1, 2 and 3.

1. Election for Directors: Harvey P. Eisen, Jerome I. Feldman, Marshall S. Geller, Scott N. Greenberg, Richard C. Pfenniger, Jr., and Ogden R. Reid.

         For                       Withhold                       For All Except

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)



2. To amend the Restated Certificate of Incorporation to eliminate the authorized shares of Class B Capital Stock.

         For                       Against                         Abstain


3. To ratify the Board of Directors' appointment of KPMG LLP, an independent registered public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2006.

         For                       Against                         Abstain


4. Upon any other matters which may properly come before the meeting or any adjournments thereof.

                                         Please sign exactly as name appears
below.

Dated                           , 2006
      -------------------------


                                                      Signature


                                              Signature if held jointly

        Please mark, sign, date and return the proxy card promptly using the enclosed envelope. When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.





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